CUSIP No. 28621V101	SCHEDULE 13G	Page 1 of 1 Pages

EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that the Schedule 13G relating to the common stock of Elevate Credit, Inc., and any further amendments thereto, to which this Agreement as to Joint Filing of Schedule 13G is attached as an exhibit is filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 14, 2018

Sequoia Capital Entrepreneurs Annex Fund, L.P.
Sequoia Capital IX, L.P.

By: SC IX.I Management, LLC a Delaware Limited Liability Company General Partner of Each

By:	/s/ Douglas Leone
Douglas Leone, Managing Member

SC IX.I Management, LLC

By:	/s/ Douglas Leone
Douglas Leone, Managing Member

Sequoia Capital Franchise Fund, L.P.
Sequoia Capital Franchise Partners, L.P.

By: SCFF Management, LLC a Delaware Limited Liability Company General Partner of Each

By:	/s/ Douglas Leone
Douglas Leone, Managing Member

SCFF Management, LLC

By:	/s/ Douglas Leone
Douglas Leone, Managing Member

Sequoia Capital Growth Fund III, L.P.
Sequoia Capital Growth Partners III, L.P.

By: SCGF III Management, LLC a Delaware Limited Liability Company General Partner of Each

By:	/s/ Douglas Leone
Douglas Leone, Managing Member

Sequoia Capital Growth III Principals Fund LLC

By: SCGF III Management, LLC a Delaware Limited Liability Company Its Managing Member

By:	/s/ Douglas Leone
Douglas Leone, Managing Member

SCGF III Management, LLC

By:	/s/ Douglas Leone
Douglas Leone, Managing Member